UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Westwood Holdings Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Supplement to Definitive Proxy Statement Relating to 2021 Annual Meeting of Stockholders

This proxy statement supplement, dated March 12, 2021, supplements the definitive proxy statement (the “Proxy Statement”) of Westwood Holdings Group, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2021 relating to the Annual Meeting of Stockholders which will be held online on Wednesday, April 28, 2021, at 10:00 a.m., Central Time, at www.virtualshareholdermeeting.com/WHG2021.
The purpose of this supplement is to correct a typographical error in the Proxy Statement regarding the aggregate employee and director ownership number included in the Q&A section on page 4 and in a graphic on page 15 of the Business Overview section. The language in these sections incorrectly reported that, collectively, employees and directors own equity totaling approximately 23% and should have stated that employees and directors aggregate ownership is approximately 19% of our outstanding common stock as of March 2, 2021.
Except for the information regarding aggregate employee and director ownership, all information set forth in the Proxy Statement remains unchanged.